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                                                                     EXHIBIT 5.1


                                ALSTON & BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com



                                 August 16, 2001


Paradyne Networks, Inc.
8545 126th Avenue North
Largo, Florida 33773

         Re:      Form S-8 Registration Statement --
                  Paradyne Networks, Inc. Amended and Restated
                  1996 Equity Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel for Paradyne Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 1,649,285 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the purchase of shares under the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan, as amended (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.


  Bank of America Plaza         90 Park Avenue        3605 Glenwood Avenue     601 Pennsylvania Avenue, N.W.
  101 South Tryon Street,     New York, NY 10016            Suite 310            North Building, 11th Floor
        Suite 4000               212-210-9400        Raleigh, NC 27612-4957      Washington, DC 20004-2601
 Charlotte, NC 28280-4000      Fax: 212-210-9444          919-420-2200                 202-756-3300
       704-444-1000                                     Fax: 919-420-2260            Fax: 202-756-3333
    Fax: 704-444-1111

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Paradyne Networks, Inc.
August 16, 2001



         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the Shares to be purchased under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,

                                        ALSTON & BIRD LLP


                                        By: /s/ Laura G. Thatcher
                                            ------------------------------
                                                A Partner